SharesPost 100 Fund

Exhibit 13(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

I, Kevin Moss, Principal Executive Officer of SharesPost 100 Fund, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended June 30, 2019 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Kevin Moss

Kevin Moss

President

(Principal Executive Officer)

Date: September 04, 2019

I, Jack Sweeney, Principal Financial Officer of SharesPost 100 Fund, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended June 30, 2019 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Jack Sweeney

Jack Sweeney

Principal Financial Officer

Date: September 04, 2019

These statements accompany this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by SharesPost 100 Fund for purposes of the Securities Exchange Act of 1934.

A signed original of this written statement required by Section 906 has been provided to SharesPost 100 Fund and will be retained by SharesPost 100 Fund and furnished to the Securities and Exchange Commission or its staff upon request.